Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

The Audit Committee
Mt. Washington Co-operative Bank
South Boston, Massachusetts

We have audited the consolidated balance sheets of Mt. Washington Co-operative Bank and subsidiary as of June 30, 2009 and 2008, and the related consolidated statements of operations, changes in surplus and cash flows for the years then ended.  These consolidated financial statements are the responsibility of the Bank’s management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mt. Washington Co-operative Bank and subsidiary as of June 30, 2009 and 2008, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 10 and 13 to the consolidated financial statements, at June 30, 2009, the Bank is categorized as undercapitalized under the regulatory framework for prompt corrective action and effective July 13, 2009, is operating under a cease and desist order from its primary regulators.  The Bank has filed, and the regulators have accepted, a capital plan for attaining the required level of regulatory risk-based capital.

Boston, Massachusetts
October 1, 2009

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

June 30, 2009 and 2008

ASSETS
	2009	2008
	(In thousands)
Cash and due from banks	$14,646	$11,043
Short-term investments	-	361
Total cash and cash equivalents	14,646	11,404

Certificates of deposit	200	896
Securities available for sale, at fair value	51,747	87,925
Securities held to maturity, at amortized cost	30,389	32,870
Federal Home Loan Bank stock, at cost	7,933	7,933
Loans held for sale	7,373	1,752
Loans, net	356,702	386,950
Premises and equipment, net	16,158	17,222
Accrued interest receivable	1,518	2,172
Bank-owned life insurance	8,789	8,501
Deferred tax asset	4,003	3,757
Other assets	4,503	3,042

	$503,961	$564,424

LIABILITIES AND SURPLUS

Deposits	$375,095	$373,508
Federal Home Loan Bank advances	92,950	148,597
Mortgagors' escrow accounts	564	618
Accrued expenses and other liabilities	3,091	4,256
Total liabilities	471,700	526,979

Commitments and contingencies (Note 9)

Surplus	35,558	40,333
Accumulated other comprehensive loss	(3,297)	(2,888)
Total surplus	32,261	37,445

	$503,961	$564,424

See independent auditors’ report and accompanying notes to consolidated financial statements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended June 30, 2009 and 2008

	2009	2008
	(In thousands)
Interest and dividend income:
Interest and fees on loans	$22,938	$23,947
Interest and dividends on securities	5,102	7,247
Other interest and dividends	132	768
Total interest and dividend income	28,172	31,962

Interest expense:
Interest on deposits	7,140	10,225
Interest on Federal Home Loan Bank advances	4,617	6,028
Total interest expense	11,757	16,253

Net interest income	16,415	15,709
Provision for loan losses	4,674	531
Net interest income, after provision for loan losses	11,741	15,178

Other income (loss):
Customer service fees	2,582	2,885
Gain on sales of loans	531	428
Impairment write-down of securities	(4,346)	-
Gain on sales of securities available for sale, net	361	273
Bank-owned life insurance income	288	401
Miscellaneous	296	332
Total other income (loss)	(288)	4,319

Operating expenses:
Salaries and employee benefits	8,910	9,487
Occupancy and equipment	3,518	3,226
Data processing	1,205	1,247
Advertising and promotions	577	750
Professional services	829	910
Deposit insurance assessments	1,089	281
Other general and administrative	2,432	2,169
Total operating expenses	18,560	18,070

Income (loss) before income taxes	(7,107)	1,427

Provision (benefit) for income taxes	(2,332)	353

Net income (loss)	$(4,775)	$1,074

See independent auditors’ report and accompanying notes to consolidated financial statements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SURPLUS

Years Ended June 30, 2009 and 2008

	Surplus	Accumulated Other Comprehensive Loss	Total Surplus
		(In thousands)

Balance at June 30, 2007	$39,259	$(3,163)	$36,096

Comprehensive income:
Net income	1,074	-	1,074
Net unrealized gain on securities available
for sale, net of reclassification
adjustment and tax effects	-	275	275
Total comprehensive income			1,349

Balance at June 30, 2008	40,333	(2,888)	37,445

Comprehensive loss:
Net loss	(4,775)	-	(4,775)
Net unrealized loss on securities available
for sale, net of reclassification
adjustment and tax effects	-	(409)	(409)
Total comprehensive loss			(5,184)

Balance at June 30, 2009	$35,558	$(3,297)	$32,261

See independent auditors’ report and accompanying notes to consolidated financial statements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended June 30, 2009 and 2008

	2009	2008
	(In thousands)
Cash flows from operating activities:
Net income (loss)	$(4,775)	$1,074
Adjustments to reconcile net income (loss) to net cash
provided (used) by operating activities:
Provision for loan losses	4,674	531
Impairment write-down of securities	4,346	-
Gain on sales of securities available for sale, net	(361)	(273)
Net amortization of securities	51	53
Depreciation and amortization expense	1,184	1,294
Amortization of net deferred loan fees/costs	29	(193)
Write-down of foreclosed real estate	197	-
Bank-owned life insurance income	(288)	(401)
(Increase) decrease in accrued interest receivable	124	(4)
Net (increase) decrease in loans held for sale	(5,621)	2,844
Deferred income tax benefit	(383)	(331)
Other, net	(2,857)	1,052
Net cash provided (used) by operating activities	(3,680)	5,646

Cash flows from investing activities:
Net decrease in certificates of deposit	696	691
Activity in securities available for sale:
Purchases	(7,985)	(13,926)
Sales	33,895	26,154
Maturities, prepayments and calls	8,954	13,036
Activity in securities held to maturity:
Purchases	-	(12,854)
Maturities, prepayments and calls	17	944
Loan (originations) principal payments, net	24,036	(51,263)
Proceeds from sales of foreclosed real estate	1,573	-
Proceeds from bank-owned life insurance	-	184
Purchases of premises and equipment, net	(150)	(3,161)
Purchase of stock in Federal Home Loan Bank	-	(783)
Net cash provided (used) by investing activities	61,036	(40,978)

(continued)

See independent auditors’ report and accompanying notes to consolidated financial statements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS (Concluded)

Years Ended June 30, 2009 and 2008

	2009	2008
	(In thousands)
Cash flows from financing activities:
Net increase in deposits	1,587	14,899
Federal Home Loan Bank advance activity:
Net change in advances with maturities of less than
three months	13,353	8,110
Proceeds from advances with maturities of three months
or more	25,000	36,000
Repayment of advances with maturities of three months
or more	(94,000)	(24,214)
Net increase (decrease) in mortgagors' escrow accounts	(54)	261
Net cash provided (used) by financing activities	(54,114)	35,056

Net change in cash and cash equivalents	3,242	(276)

Cash and cash equivalents at beginning of year	11,404	11,680

Cash and cash equivalents at end of year	$14,646	$11,404

Supplemental cash flow information:
Interest paid on deposits	$7,318	$10,135
Interest paid on Federal Home Loan Bank advances	4,617	6,079
Income taxes paid (refunded)	(33)	1,042
Transfer from loans to foreclosed real estate	1,509	332
Transfer of securities from held to maturity to
available for sale	-	6,317
Capitalized deferred interest payments on securities
held to maturity	530	-

See independent auditors’ report and accompanying notes to consolidated financial statements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years Ended June 30, 2009 and 2008

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of consolidation and presentation

The consolidated financial statements include the accounts of Mt. Washington Co-operative Bank (the “Bank”) and its wholly-owned subsidiary, which was established for the purpose of buying, holding and selling securities and was dissolved in fiscal 2009.  All significant intercompany accounts and transactions have been eliminated in consolidation.

Business

The Bank provides a variety of financial services to individuals and small businesses through its offices in South Boston, Massachusetts and vicinity.  Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential and commercial mortgage loans.

Merger

In fiscal 2008, Roxbury Highland Co-operative Bank (“Roxbury Highland”), a mutual financial institution headquartered in Jamaica Plain, Massachusetts, was merged with and into the Bank, in a transaction accounted for as a pooling-of-interests.  Accordingly, the Bank’s consolidated financial statements for all periods presented have been restated to include the accounts and results of operations of Roxbury Highland.  After the merger, the Bank transferred Roxbury Highland’s securities held to maturity, which had an amortized cost of $6,317,000, to available for sale.

Use of estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.  Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, other-than-temporary impairment losses on securities and the valuation of deferred tax assets.

Reclassification

Certain amounts in the 2008 consolidated financial statements have been reclassified to conform to the 2009 presentation.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash equivalents

Cash equivalents include amounts due from banks and short-term investments with original maturities of three months or less.

Certificates of deposit

The certificates of deposit are carried at cost which approximates fair value.

Significant group concentrations of credit risk

Within the securities portfolio, the Bank has a significant amount of private-label mortgage-backed securities and collateralized debt obligations.  These securities have an enhanced level of credit risk given the impacts of deterioration in the underlying collateral pools, in addition to significant uncertainty and illiquidity in the market for such securities.  See Note 3.  The Bank continues to monitor these securities for other-than-temporary impairment.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost.  Securities not classified as held to maturity are classified as available for sale and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income/loss.

Purchase premiums and discounts are amortized to earnings by the interest method over the terms of the securities.  Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

Declines in the value of equity securities that are deemed to be other than temporary are reflected in earnings as realized losses.  Effective June 30, 2009, declines in the fair value of debt securities relating to credit losses below their cost that are deemed to be other-than-temporary are reflected in earnings as realized losses and the non-credit other-than-temporary impairment losses are recognized in accumulated other comprehensive income/loss.  Previously, all other-than-temporary impairment losses were recognized in earnings as realized losses.  In estimating other-than-temporary impairment losses, management considers (1) the length of time and the extent to which the fair value has been less than cost, (2) adverse conditions specifically related to the security, an industry or geographic area, (3) the historical and implied volatility of fair value of the security, (4) payment structure of the debt security, (5) failure of the issuer of the security to make scheduled interest or principal payments, (6) any changes to the rating of the security by a rating agency, and (7) recoveries or additional declines in fair value subsequent to the balance sheet date.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Federal Home Loan Bank stock

The Bank, as a member of the Federal Home Loan Bank (“FHLB”) system, is required to maintain an investment in capital stock of the FHLB of Boston.  Based on redemption provisions of the FHLB, the stock has no quoted market value and is carried at cost.  In December 2008, as part of a capital restoration initiative, the FHLB of Boston established a moratorium on the repurchase of excess stock, and effective February 26, 2009, the FHLB has suspended payment of dividends.  The Bank reviews for impairment based on the ultimate recoverability of the cost basis in the FHLB stock.  As of June 30, 2009, no impairment has been recognized.

Loans held for sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate.  Fair value is based on commitments on hand from investors or prevailing market prices.  Net unrealized losses, if any, are recognized through a valuation allowance by charges to income.

Loans

The Bank grants mortgage, commercial and consumer loans to its customers.  A substantial portion of the loan portfolio consists of mortgage loans in the greater Boston area.  The ability of the Bank’s debtors to honor their contracts is dependent upon the local economy and the local real estate market.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off generally are reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred loan origination fees or costs.  Interest income is accrued on the unpaid principal balance.  Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the related loan yield using the interest method.

The accrual of interest on mortgage and commercial loans is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in process of collection.  Personal loans are typically charged off no later than 180 days past due.  Past due status is based on the contractual terms of the loan.  In all cases, loans are placed on non-accrual or charged-off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not collected for loans that are placed on non-accrual or charged off is reversed against interest income.  The interest on these loans is accounted for on the cash-basis method, until qualifying for return to accrual.  Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Allowance for loan losses

The allowance for loan losses is established as losses are estimated to have occurred through a provision for loan losses charged to earnings.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management’s periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions.  This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of allocated, general and unallocated components.  The allocated component relates to loans that are classified as impaired, for which an allowance is established when the discounted cash flows or collateral value of the impaired loan is lower than the carrying value of that loan.  The general component covers non-classified loans and is based on historical loss experience adjusted for qualitative factors.  The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating losses in the portfolio.

A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement.  Impaired loans are generally maintained on a non-accrual basis.  Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due.  Impairment is measured on a loan by loan basis using the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the collateral, if the loan is collateral dependent.

Large groups of smaller balance homogeneous loans are collectively evaluated for impairment.  Accordingly, the Bank does not separately identify individual consumer loans for impairment disclosures.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Transfers of financial assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered.  Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank, (2) the transferee obtains the right to pledge or exchange the transferred assets, and (3) the Bank does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Derivative financial instruments

Mortgage loan commitments are referred to as derivative loan commitments if the loan that will result from exercise of the commitment will be held for sale upon funding.  Loan commitments that are derivatives are recognized at fair value on the consolidated balance sheets in other assets and other liabilities with changes in their fair values recorded in other non-interest income, if material.  The Bank records a zero value for the loan commitment at inception (the time the commitment is issued to a borrower (“the time of rate lock”)).

Subsequent to inception, changes in the fair value of the loan commitment are recognized based on changes in the fair value of the underlying mortgage loan due to interest rate changes, changes in the probability the derivative loan commitment will be exercised, and the passage of time.  In estimating fair value, the Bank assigns a probability to a loan commitment based on an expectation that it will be exercised and the loan will be funded.

To protect against the price risk inherent in derivative loan commitments, the Bank utilizes “best efforts” forward loan sale commitments to mitigate the risk of potential decreases in the values of loans that would result from the exercise of the derivative loan commitments.  Generally, these contracts meet the definition of derivative instruments when the loans to the underlying borrowers close, and are accounted for as derivative instruments at that time.  Accordingly, forward loan sale commitments are recognized at fair value on the consolidated balance sheet in other assets and other liabilities with changes in their fair values recorded in other noninterest income, if material.  The Bank estimates the fair value of its forward loan sales commitments using a methodology similar to that used for derivative loan commitments.

Premises and equipment

Land is carried at cost.  Buildings, improvements and equipment are stated at cost, less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the terms of the leases, if shorter.  Expected terms include lease option periods to the extent that the exercise of such options is reasonably assured.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Bank-owned life insurance

Bank-owned life insurance policies are reflected on the consolidated balance sheet at cash surrender value.  Changes in cash surrender value and income from life insurance proceeds are reflected in bank-owned life insurance income on the consolidated statements of operations.

Retirement plans

It is the Bank’s policy to fund its multiemployer defined benefit plan costs in the year of accrual.

The Bank accounts for the directors’ fee continuation plan on the net periodic pension cost method for financial reporting purposes.  This method recognizes the cost of a director’s retirement benefit over the director’s approximate service period.

Advertising

Advertising costs are generally expensed as incurred, except for direct-response advertising costs related to personal checking accounts, which are capitalized and amortized over their expected period of future benefits.  At June 30, 2009, $250,000 of advertising was included in other assets.

Income taxes

Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled.  As changes in the tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes.  A valuation allowance is established against deferred tax assets when, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.  See Note 8.

The Bank’s base amount of its federal income tax reserve for loan losses is a permanent difference for which there is no recognition of a deferred tax liability.  However, the loan loss allowance maintained for financial reporting purposes is a temporary difference with allowable recognition of a related deferred tax asset, if it is deemed realizable.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Comprehensive income/loss

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income.  Although certain changes in assets and liabilities, such as unrealized gains and losses on securities available for sale, are reported as a separate component of surplus, such items, along with net income, are components of comprehensive income/loss.  The components of other comprehensive income (loss) and related tax effects are as follows:

	Years Ended June 30,
	2009	2008
	(In thousands)
Unrealized holding gains (losses) on securities
available for sale	$(1,279)	$342
Reclassification adjustment for net (gains)
losses realized in income	1,007	(273)
Net unrealized gains (losses)	(272)	69

Tax effect	(137)	206

Net-of-tax amount	$(409)	$275

Recent accounting pronouncements

In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement No. 157, “Fair Value Measurements” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.  In February 2008, the FASB issued a Staff Position which delays the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except for items that are recognized or disclosed at fair value in the financial statements on a recurring basis, to fiscal years beginning after November 15, 2008.  The Bank adopted this Statement, except for items covered by the Staff Position, as of July 1, 2008 and the adoption did not have a material impact on the Bank’s consolidated financial statements.  See Note 12.

In February 2007, the FASB issued Statement No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which provides companies with an option to report selected financial assets and liabilities at fair value.  Statement No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities.  This Statement was adopted by the Bank on July 1, 2008 and did not have an impact on the Bank’s consolidated financial statements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent accounting pronouncements (continued)

In January 2009, the FASB issued FASB Staff Position No. EITF 99-20-1, “Amendments to the Impairment Guidance of EITF Issue No. 99-20” (“FSP 99-20-1”). FSP 99-20-1 amends the impairment guidance in EITF Issue No. 99-20, “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in Securitized Financial Assets,” to achieve more consistent determination of whether an other-than-temporary impairment has occurred.  The Bank adopted FSP 99-20-1 as of June 30, 2009 and the adoption did not have a material impact on the Bank’s consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly,” which provides guidance on how to determine the fair value of assets and liabilities in an environment where the volume and level of activity for the asset or liability have significantly decreased and re-emphasizes that the objective of a fair value measurement remains an exit price.  The Bank adopted this Staff Position as of June 30, 2009 and it did not have a material impact on the Bank’s consolidated financial statements.

In April 2009, the FASB issued FASB Staff Position No. 115-2, “Recognition and Presentation of Other-Than-Temporary Impairments” (“FSP FAS 115-2”), which modifies the requirements for recognizing other-than-temporary-impairment on debt securities and significantly changes the impairment model for such securities.  Under FSP FAS 115-2, a security is considered to be other-than-temporarily impaired if the present value of cash flows expected to be collected is less than the security’s amortized cost basis or if the fair value of the security is less than the security’s amortized cost basis and the investor intends, or more-likely-than-not will be required, to sell the security before recovery of the security’s amortized cost basis.  The Staff Position also modifies the presentation of other-than-temporary impairment losses and increases related disclosure requirements.  The Bank adopted this Statement effective June 30, 2009 and the adoption did not have a material impact on the Bank’s consolidated financial statements.  See Note 3.

In May 2009, the FASB issued Statement of Financial Accounting Standards No. 165, “Subsequent Events” (“SFAS No. 165”).  This Statement establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  SFAS No. 165 was adopted by the Bank as of June 30, 2009 and the adoption did not have a material impact on the Bank’s consolidated financial statements.  See Note 13.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

Recent accounting pronouncements (concluded)

In June 2009, the FASB approved the FASB Accounting Standards Codification (Codification) as the single source of authoritative nongovernmental U.S. Generally Accepted Accounting Principles (U.S. GAAP).  The Codification does not change current U.S. GAAP but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place.  All existing accounting standard documents will be superseded and all other accounting literature not included in the Codification will be considered nonauthoritative.  The Codification is effective for interim and annual periods ending after September 15, 2009.  The Codification is effective for the Bank during its interim period ending September 30, 2009 and is not expected to have an impact on the Bank’s financial condition or results of operations.

The Bank is the sole owner of a life insurance policy pertaining to an executive and has entered into agreement with the executive whereby the Bank will pay the executive’s beneficiaries a portion of the death benefit that the Bank will receive as beneficiary of the policy.  No liability has been recognized on the consolidated balance sheet for such death benefits.  In September 2006, the FASB ratified Emerging Issues Task Force Issue No. 06-4, “Accounting for Deferred Compensation and Postretirement Benefit Aspects of Endorsement Split-Dollar Life Insurance Arrangements (“EITF 06-4”).”  As a result, effective for fiscal year 2009, the Bank is required to recognize a liability for future death benefits, and cumulatively adjust the financial statements as of the beginning of the year of adoption.  At June 30, 2009, the Bank’s liability amounted to $60,000, which is not material to the Bank’s consolidated financial statements and therefore was not recorded.

2.	RESTRICTIONS ON AMOUNTS DUE FROM BANKS

The Bank is required to maintain balances of $200,000 with the Federal Reserve Bank as of June 30, 2009 and 2008.  The Bank is also required to maintain a minimum balance on deposit with a company that provides official check services to customers of the Bank.  The minimum balance requirement at June 30, 2009 and 2008 was $364,000.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3.	SECURITIES

The amortized cost, gross unrealized gains and losses and the fair value of securities follows:

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
June 30, 2009:

Securities available for sale:
Government-sponsored
enterprise obligations	$446	$18	$-	$464
Residential mortgage-backed
securities:
Federal agency	17,474	174	(23)	17,625
Government-sponsored
enterprise	10,446	138	(134)	10,450
Private-label	25,723	-	(4,773)	20,950
Corporate bonds	500	-	(145)	355
Total debt securities	54,589	330	(5,075)	49,844

Mutual fund	1,093	-	(169)	924
Common stocks	1,060	52	(133)	979

Total securities available for sale	$56,742	$382	$(5,377)	$51,747

Securities held to maturity:
Collateralized debt obligations	$30,389	$-	$(28,602)	$1,787

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SECURITIES (continued)

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(In thousands)
June 30, 2008:

Securities available for sale:
Government-sponsored
enterprise obligations	$1,288	$-	$(15)	$1,273
Residential mortgage-backed
securities	84,834	24	(4,150)	80,708
Coporate bonds	500	-	(83)	417
Total debt securities	86,622	24	(4,248)	82,398

Mutual fund	1,056	-	(103)	953
Common and preferred
stocks	4,970	244	(640)	4,574

Total securities
available for sale	$92,648	$268	$(4,991)	$87,925

Securities held to maturity:
Collateralized debt obligations	$32,870	$-	$(7,228)	$25,642

The amortized cost and fair value of debt securities by contractual maturity at June 30, 2009 follows.  Expected maturities may differ from contractual maturities because the issuer may have the right to call or prepay obligations with or without call or prepayment penalties.

	Available for Sale		Held to Maturity
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(In thousands)

Over 1 year to 5 years	$167	$172	$1,839	$377
Over 5 years to 10 years	779	647	9,849	942
Over 10 years	-	-	18,701	468
Mortgage-backed securities	53,643	49,025	-	-

	$54,589	$49,844	$30,389	$1,787

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SECURITIES (continued)

Proceeds from the sale of securities available for sale during the years ended June 30, 2009 and 2008 were $33,895,000 and $26,154,000, respectively.  Gross gains of $608,000 and $519,000, respectively, and gross losses of $247,000 and $246,000, respectively, were realized during the years ended June 30, 2009 and 2008.

At June 30, 2009 and 2008, mortgage-backed securities with a fair value of $9,960,000 and $3,596,000, respectively, were pledged to secure public deposits and for other purposes required or permitted by law.  In addition, at June 30, 2009 and 2008, the Bank has pledged certain debt securities as collateral to secure Federal Home Loan Bank advances.  See Note 7.

Information pertaining to securities with gross unrealized losses at June 30, 2009 and 2008, aggregated by investment category and length of time that individual securities have been in a continuous loss position, follows:

	Less Than Twelve Months		Over Twelve Months
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value
		(In thousands)
June 30, 2009:
Securities available for sale:
Residential mortgage-backed
securities:
Federal agency	$2	$352	$21	$161
Government-sponsored
enterprise	26	2,958	108	1,176
Private-label	55	876	4,718	20,074
Corporate bonds	-	-	145	355
Total debt securities	83	4,186	4,992	21,766

Mutual fund	-	-	169	924
Common stocks	73	357	60	189
	156	4,543	5,221	22,879
Securities held to maturity:
Collateralized debt obligations	-	-	28,602	1,787

Total temporarily impaired
securities	$156	$4,543	$33,823	$24,666

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SECURITIES (continued)

	Less Than Twelve Months		Over Twelve Months
	Gross		Gross
	Unrealized	Fair	Unrealized	Fair
	Losses	Value	Losses	Value
		(In thousands)
June 30, 2008:
Securities available for sale:
Government-sponsored
enterprises	$15	$1,273	$-	$-
Mortgage-backed securities	1,276	28,188	2,874	48,090
Corporate bonds	83	417	-	-
Total debt securities	1,374	29,878	2,874	48,090

Mutual funds	-	-	103	953
Common and preferred stocks	266	356	374	2,006
	1,640	30,234	3,351	51,049
Securities held to maturity:
Collateralized debt obligations	7,228	25,642	-	-
Total temporarily impaired
securities	$8,868	$55,876	$3,351	$51,049

For the year ended June 30, 2009, other-than-temporary impairment write-downs recognized in earnings included $2,978,000 in credit impairment losses relating to a collateralized debt obligation and $1,368,000 in impairment losses relating to common stock issued by various companies.  There were no impairment losses on debt securities that were deemed to be non-credit other-than-temporary impairment losses.

At June 30, 2009, 13 federal agency and government-sponsored enterprise mortgage-backed securities were in unrealized loss positions with aggregate depreciation of 3% from the Bank’s amortized cost position.  The Federal National Mortgage Association (“FNMA”), Federal Home Loan Mortgage Corporation (“FHLMC”) and Government National Mortgage Association (“GNMA”) guarantee the contractual cash flows of these securities.  Management does not intend to sell these securities, and it is not more likely than not that the Bank will be required to sell the securities before recovery of their amortized cost. Therefore, management does not consider these securities to be other-than-temporarily impaired at June 30, 2009.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SECURITIES (continued)

At June 30, 2009, all 23 private-label mortgage-backed securities within the Bank’s portfolio were in unrealized loss positions with aggregate depreciation of 19% from the Bank’s amortized cost basis.  The unrealized losses are primarily caused by a general lack of liquidity in the market for these securities and recent downgrades of these securities by several rating agencies. While certain individual securities’ credit ratings have decreased, management currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the securities based on the current credit statistics of the underlying collateral and the level of credit support available to absorb losses.  Management monitors these securities monthly and performs impairment analyses on each individual security with adverse agency ratings and adverse credit statistics.  The impairment analysis of each security is a cash flow analysis that includes assumptions about the real estate mortgage collateral underlying the security, including credit default rates, loss severities on defaulted loans and prepayment speeds.  Therefore, it is expected that the bonds would not be ultimately settled at a price less than the par value of the investment.  Management does not intend to sell these securities, and it is not more likely than not that the Bank will be required to sell the securities before recovery of their amortized cost.  Therefore, management does not consider these securities to be other-than-temporarily impaired at June 30, 2009.

At June 30, 2009, the Bank’s one corporate bond had an unrealized loss of 29% of amortized cost, which was caused by illiquidity in the market as a result of the weakened economy.  Management believes that the Bank will collect all amounts due on this security in accordance with its contractual terms and no specific credit issues have been identified.  Management does not intend to sell this security, and it is not more likely than not that the Bank will be required to sell the security before recovery of its amortized cost.  Therefore, management does not consider this investment to be other-than-temporarily impaired at June 30, 2009.

At June 30, 2009, 17 common stocks have unrealized losses with an aggregate depreciation of 20% from the Bank’s cost basis and there is no concentration in any one industry.  The declines in values are due to overall declines in the stock market, as a result of the weakened economy.  No credit issues have been identified that cause management to believe the declines in market value are other than temporary and management has the intent and ability to hold these securities until recovery.

At June 30, 2009, the Bank’s mutual fund has an unrealized loss amounting to 15% of the Bank’s cost basis.  This unrealized loss relates principally to the lack of liquidity in the market and management believes it is probable that future principal and interest payments will be received on the underlying securities to support the Bank’s carrying value at June 30, 2009.  As management has the intent and ability to hold the security until recovery, the decline is not deemed to be other-than-temporary.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SECURITIES (concluded)

At June 30, 2009, all 9 collateralized debt obligations are classified as held to maturity and were in unrealized loss positions with aggregate depreciation of 94% from the Bank’s amortized cost position.  At June 30, 2009, the Bank’s CDO portfolio includes 4 corporate CDO’s that are backed by a pool of corporate bond equivalent instruments with a fair value of $1,319,000 and unrealized loss of $10,369,000 and 5 pooled trust preferred securities that are backed by trust preferred securities issued by banks and insurance companies with a fair value of $468,000 and amortized cost of $18,233,000.  The significant unrealized losses are caused by increases in the credit default risk of the pool of companies within each CDO due to the economic recession, as well as a general lack of liquidity in the market for these securities, and recent downgrades of these securities by several rating agencies. While the underlying pool of each of these securities has experienced collateral deterioration due to increases in bank failures and corporate defaults, management currently does not believe it is probable that it will be unable to collect all amounts due according to the contractual terms of the securities based on the current credit statistics of the underlying collateral and the level of credit support available to absorb losses.  Management monitors these securities monthly and performs monthly impairment analyses on each individual security.  The impairment analysis performed includes aggregating all companies and banks in the underlying pools that have already defaulted, projecting probabilities of future bank and company defaults, and determining if it is probable that future cash flows will be interrupted based on the subordination levels of the tranches of each security owned.   Based on this analysis, management has concluded that each of these bonds will not be ultimately settled at a price less than the par value of the investment.  Management does not intend to sell these securities, and it is not more likely than not that the Bank will be required to sell the securities before recovery of their amortized cost. Therefore, management does not consider these securities to be other-than-temporarily impaired at June 30, 2009.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4.	LOANS

A summary of loan balances follows:

	June 30,
	2009	2008
	(In thousands)
Mortgage loans on real estate:
Residential	$197,013	$211,330
Second mortgages and home
equity lines-of-credit	49,406	43,829
Commercial real estate	61,277	73,461
Construction	27,200	40,974
	334,896	369,594
Net deferred loan costs	431	205

Total mortgage loans	335,327	369,799

Other loans:
Commercial	24,018	18,345
Passbook	608	719
Installment	750	1,275
Total other loans	25,376	20,339

Total loans	360,703	390,138

Less allowance for loan losses	(4,001)	(3,188)

Loans, net	$356,702	$386,950

Loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of mortgage loans serviced for others were $3,208,000 and $4,186,000 at June 30, 2009 and 2008, respectively.

An analysis of the allowance for loan losses follows:

	Years Ended June 30,
	2009	2008
	(In thousands)
Balance at beginning of year	$3,188	$2,969
Provision for loan losses	4,674	531
Loans charged-off	(4,055)	(436)
Recoveries	194	124

Balance at end of year	$4,001	$3,188

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

LOANS (concluded)

The following is a summary of information pertaining to impaired and non-accrual loans:

	June 30,
	2009	2008

Impaired loans without a valuation allowance	$6,053	$5,175
Impaired loans with a valuation allowance	6,745	3,312

Total impaired loans	$12,798	$8,487

Valuation allowance related to impaired loans	$1,430	$522

Total non-accrual loans	$10,054	$4,965

Total loans past-due ninety days or more and still accruing	$949	$954

	Years Ended June 30,
	2009	2008

Average investment in impaired loans	$12,603	$6,646

Interest income recognized on impaired loans
(substantially all on a cash basis)	$360	$381

No additional funds are committed to be advanced in connection with impaired loans.

5.	PREMISES AND EQUIPMENT

A summary of the cost and accumulated depreciation and amortization of premises and equipment follows:

	June 30,
	2009	2008
	(In thousands)

Land	$1,542	$1,542
Buildings and improvements	16,291	15,879
Equipment	7,514	7,340
Construction in process	63	872
	25,410	25,633
Less accumulated depreciation
and amortization	(9,252)	(8,411)

	$16,158	$17,222

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

PREMISES AND EQUIPMENT (concluded)

Construction in process at June 30, 2009 relates primarily to equipment, software and leasehold improvement projects.  Construction in process at June 30, 2008 relates to costs incurred in the renovations at the Jamaica Plain branch, which were completed in fiscal 2009.

Depreciation and amortization expense for the years ended June 30, 2009 and 2008, amounted to $1,184,000 and $1,294,000, respectively.

6.	DEPOSITS

A summary of deposit balances by type is as follows:

	June 30,
	2009	2008
	(In thousands)

Demand deposits	$41,130	$44,727
NOW accounts	66,419	62,239
Money market deposits	53,365	61,332
Regular and other savings	49,142	48,347
Total non-certificate accounts	210,056	216,645

Term certificate accounts	165,039	156,863

Total deposits	$375,095	$373,508

At June 30, 2009 and 2008, certificates of deposit accounts greater than $100,000 amounted to $98,699,000 and $88,179,000, respectively.  At June 30, 2009 and 2008, brokered certificates of deposit amounted to $0 and $9,201,000, respectively.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DEPOSITS (concluded)

A summary of term certificate accounts by maturity is as follows:

	June 30, 2009		June 30, 2008
		Weighted		Weighted
		Average		Average
	Amount	Rate	Amount	Rate
	(Dollars in thousands)

Within 1 year	$94,525	2.43%	$138,313	3.64%
1 year to 2 years	20,637	2.10	12,198	2.35
2 years to 3 years	44,708	3.73	1,047	3.27
3 years to 4 years	536	3.11	945	3.71
4 years to 5 years	394	3.18	217	3.15
Over 5 years	4,239	5.45	4,143	3.31

	$165,039	2.85%	$156,863	3.53%

7.	FEDERAL HOME LOAN BANK ADVANCES

FHLB advances are as follows:

	June 30, 2009		June 30, 2008
		Weighted		Weighted
		Average		Average
	Amount	Rate	Amount	Rate
		(Dollars in thousands)
Fixed-rate advances maturing:
Within 1 year	$5,000	2.64%	$69,000	2.85%
Over 1 year to 3 years	30,500	4.78	18,000	4.14
Over 3 years to 5 years	35,000	4.41	27,500	4.70
Over 5 years	6,500	3.99	31,500	4.30
	$77,000	4.41%	$146,000	3.67%

At June 30, 2009, the table above includes a total of $72,000,000 in advances that mature after one year that are callable by the FHLB within one year.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FEDERAL HOME LOAN BANK ADVANCES (concluded)

In addition, at June 30, 2009 and 2008, the Bank has Rollover Cash Manager advances of $15,950,000 and $2,597,000 with an interest rate of 0.28% and 2.50%, respectively.

The Bank also has a $5,000,000 Ideal Way line of credit.  There were no amounts outstanding at June 30, 2009 and 2008.  Borrowings under the line are limited to 2% of the Bank’s total assets.

All borrowings from the FHLB are secured by a blanket lien on qualified collateral, defined principally as 75% of the carrying value of owner-occupied first mortgage loans and securities available for sale with a fair value of $29,306,000 and $76,904,000 at June 30, 2009 and 2008, respectively.

8.	INCOME TAXES

The allocation of federal and state income taxes between current and deferred portions is as follows:

	Years Ended June 30,
	2009	2008
	(In thousands)
Current tax provision (benefit):
Federal	$(1,997)	$618
State	48	66
Total current	(1,949)	684

Deferred tax provision (benefit):
Federal	(586)	(245)
State	(10)	(86)
Change in valuation reserve	213	-
Total deferred	(383)	(331)

Total provision (benefit)	$(2,332)	$353

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

INCOME TAXES (continued)

The reasons for the differences between the statutory rate and the effective tax rates are summarized as follows:

	Years Ended June 30,
	2009	2008

Statutory rate	(34.0)%	34.0%
Increase (decrease) resulting from:
State taxes, net of federal tax benefit	(1.2)	(0.9)
Dividends received deduction	(0.2)	(1.1)
Tax exempt income	(1.4)	(10.7)
Merger expenses	0.2	2.4
Change in valuation reserve	3.0	-
Other, net	0.8	1.0

Effective tax rates	(32.8)%	24.7%

The components of the net deferred tax asset are as follows:

	Years Ended June 30,
	2009	2008
	(In thousands)
Deferred tax asset:
Federal	$3,543	$2,956
State	766	917
	4,309	3,873
Valuation reserve	(302)	(89)
	4,007	3,784
Deferred tax liability:
Federal	(3)	(20)
State	(1)	(7)
	(4)	(27)

	$4,003	$3,757

The $213,000 increase in the valuation reserve for the year ended June 30, 2009 was due to changes in future income assumptions for state tax purposes and the impact of impairment losses on securities in excess of capital gain history.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

INCOME TAXES (concluded)

The tax effects of each item that give rise to deferred taxes are as follows:

	Years Ended June 30,
	2009	2008
	(In thousands)
Allowance for loan losses	$1,598	$1,305
Net unrealized loss on securities available for sale	1,698	1,835
Deferred compensation	576	695
Cash basis of accounting	303	29
Impairment write-down of securities	103	-
Other, net	27	(18)
	4,305	3,846
Valuation reserve	(302)	(89)

	$4,003	$3,757

A summary of the change in the net deferred tax asset is as follows:

	Years Ended June 30,
	2009	2008
	(In thousands)
Balance at beginning of year	$3,757	$3,220
Deferred tax benefit	383	331
Change in tax effect of net unrealized gain/loss
on securities available for sale	(137)	206

Balance at end of year	$4,003	$3,757

The federal income tax reserve for loan losses at the Bank’s base year amounted to $2,612,000.  If any portion of the reserve is used for purposes other than to absorb the losses for which established, 150% of the amount actually used, limited to the amount of the reserve, would be subject to taxation in the fiscal year in which used.  As the Bank intends to use the reserve only to absorb loan losses, a deferred income tax liability of $1,045,000 has not been provided.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.	COMMITMENTS, CONTINGENCIES AND DERIVATIVES

General

Various legal claims arise from time to time in the normal course of business which, in the opinion of management, will have no material effect on the Bank’s consolidated financial statements.

Loan commitments

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers.  These financial instruments include commitments to extend credit and advance funds on home equity lines-of-credit.  Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.  The Bank’s exposure to credit loss is represented by the contractual amount of those instruments.  The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

Financial instruments for which contract amounts represent credit risk at June 30, 2009 and 2008 are as follows:

	2009	2008
	(In thousands)
Commitments to grant loans	$9,820	$15,613
Unadvanced funds on home equity lines-of-credit	68,332	70,424
Unadvanced funds on construction loans	9,587	15,797
Unadvanced funds on commercial lines-of-credit	2,760	5,238

Commitments to grant loans are agreements to lend to a customer as long as there is no violation of any condition established in the contract.  Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee.  The commitments for construction loans and home equity and commercial lines-of-credit may expire without being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash requirements.  The Bank evaluates each customer’s credit worthiness on a case-by-case basis and these commitments are primarily secured by real estate.

Derivative financial instruments

The Bank enters into commitments to originate loans for sale and uses forward commitments to sell loans, which are derivative instruments.  These instruments involve both credit and market risk.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

COMMITMENTS, CONTINGENCIES AND DERIVATIVES (continued)

Derivative financial instruments (concluded)

Forward commitments to sell loans require the Bank to make delivery at a specific future date of a specified amount, at a specified price or yield.  At June 30, 2009 and 2008, such commitments amounted to $6,265,000 and $6,008,000, respectively.  The fair value of these commitments is not material and, accordingly, not reflected on the consolidated balance sheets.

The rates on commitments to originate loans for sale are generally locked with the borrower at the time of commitment.  These rate lock agreements require the Bank to originate a loan at a specific interest rate upon completion of various underwriting requirements and involve both credit and market risk.  At June 30, 2009 and 2008, the Bank had $4,287,000 and $4,220,000, respectively, in outstanding rate lock agreements on commitments to grant mortgage loans that are intended to be sold.  These agreements are reflected on the consolidated balance sheets to the extent of fees received, which approximate fair value.

Loans sold with recourse provisions

The Bank sells loans on a servicing-released basis pursuant to various sales contracts which include recourse provisions to repurchase loans and/or refund premiums received in the event of default within specified timeframes.  No loans have been or are anticipated to be repurchased and no premiums have been or are anticipated to be refunded as of June 30, 2009.

Lease commitments

Pursuant to the terms of noncancelable lease agreements in effect at June 30, 2009 pertaining to premises and land, future minimum rent commitments are as follows:

Year Ending
June 30,	Amount
(In thousands)
2010	$215
2011	211
2012	210
2013	210
2014	210
Thereafter	2,856

$3,912

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

COMMITMENTS, CONTINGENCIES AND DERIVATIVES (concluded)

Lease commitments (concluded)

The leases contain options to extend for a period of twenty years.  The cost of such rentals is not included above.  The cost of the land leases is scheduled to adjust every five years over the lives of the leases based on a CPI escalator.  The cost of these adjustments is not included above.  Total rent expense for the years ended June 30, 2009 and 2008 amounted to $238,000 and $234,000, respectively.

10.	MINIMUM REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s consolidated financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.  See Note 13 - Cease and Desist Order.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital (as defined) to average assets (as defined).

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

MINIMUM REGULATORY CAPITAL REQUIREMENTS (concluded)

As of June 30, 2009, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as undercapitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table.  The Bank’s actual capital amounts and ratios as of June 30, 2009 and 2008 are also presented in the table.

					Minimum
					To Be Well
					Capitalized Under
			Minimum Capital		Prompt Corrective
	Actual		Requirements		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)

June 30, 2009:
Total capital	$38,423	6.3%	$49,140	8.0%	$61,425	10.0%
(to risk weighted assets)
Tier 1 capital	34,422	5.6	24,570	4.0	36,855	6.0
(to risk weighted assets)
Tier 1 capital	34,422	6.7	20,650	4.0	25,812	5.0
(to average assets)

June 30, 2008:
Total capital
(to risk weighted assets)	$43,022	11.3%	$30,537	8.0%	$38,171	10.0%
Tier 1 capital
(to risk weighted assets)	39,834	10.4	15,269	4.0	22,903	6.0
Tier 1 capital
(to average assets)	39,834	7.3	21,962	4.0	27,453	5.0

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11.	EMPLOYEE BENEFIT PLANS

Pension and 401(k) plans

The Bank provides pension benefits for its employees through membership in Plan C of the Defined Benefit Plan of the Co-operative Banks Employees Retirement Association (the “Plan”).  The Plan is a multiemployer plan where the contributions by each bank are not restricted to provide benefits to the employees of the contributing bank.  Each employee reaching the age of 21 and having completed at least 1,000 hours of service in one consecutive twelve-month period beginning with such employee’s date of employment automatically becomes a participant in the Plan.  Participants become fully vested after six years of service.  Effective January 1, 2007, the Plan was amended to freeze the Plan to new participants.

In addition, the Bank has a savings and retirement plan which qualifies under Section 401(k) of the Internal Revenue Code.  The savings and retirement plan provides for voluntary contributions by participating employees ranging from one percent to ten percent of their compensation, subject to certain limitations.  Prior to January 1, 2008, the Bank matched the employee’s voluntary contributions up to five percent of their compensation.  Effective January 1, 2008, the Bank began matching the employee’s voluntary contributions up to eight percent of their compensation.

Total expense under pension and 401(k) plans for the years ended June 30, 2009 and 2008 amounted to $577,000 and $650,000, respectively.

Executive and director supplemental retirement benefits

The Bank has a supplemental retirement agreement with the President whereby the amounts paid under this plan will commence upon the President’s retirement and continue for his lifetime.  The present value of the future payments is being accrued over the remaining expected term of the employment.

The Bank also has a fee continuation plan (the “Plan”) with the directors of the Bank whereby, upon retirement, each director will receive a benefit for five years.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EMPLOYEE BENEFIT PLANS (continued)

Executive and director supplemental retirement benefits (continued)

Information pertaining to the activity in the Plan follows:

	Years Ended June 30,
	2009	2008
	(In thousands)

Change in benefit obligation:
Benefit obligation at beginning of year	$434	$391
Service cost	27	43
Interest cost	23	22
Benefits paid	(29)	(44)
Actuarial (gain) loss	(48)	22
Benefit obligation at end of year	407	434
Fair value of plan assets	-	-

Accrued pension liability	$407	$434

Accumulated benefit obligation at end of year	$407	$434

The following assumptions were used to determine the benefit obligation and the net periodic pension cost:

	June 30,
	2009	2008

Discount rate - pension cost (year ended)	6.50%	6.25%
Discount rate - benefit obligation	6.25%	6.50%

The components of net periodic pension cost are as follows:

	Years Ended June 30,
	2009	2008
	(In thousands)

Service cost	$27	$43
Interest cost	23	22
Actuarial loss recognized	3	-

	$53	$65

The Bank expects to contribute $49,000 to the Plan in fiscal 2010.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

EMPLOYEE BENEFIT PLANS (concluded)

Executive and director supplemental retirement benefits (concluded)

Estimated future benefit payments, which reflect expected future services, as appropriate, are as follows:

Year Ending
June 30,	Amount
(In thousands)

2010	$49
2011	49
2012	49
2013	20
2014	20
2015-2019	260

Expense related to these executive and director supplemental retirement benefits amounted to $189,000 and $144,000 for the years ended June 30, 2009 and 2008, respectively.

Management incentive compensation program

The Bank has a Management Incentive Compensation Program which is approved annually by the Board of Directors and rewards participants for the attainment of strategic, financial and operational objectives as outlined in the program.  Total expense for the years ended June 30, 2009 and 2008 amounted to $0 and $485,000, respectively.

Executive employment and special termination agreements

Effective August 1, 2007, the Bank entered into an Employment Agreement with the President and Chief Executive Officer, for an initial term of one year, which provides, among other things, an annual base salary and severance benefits upon termination of employment and termination by change in control.  However, such employment may be terminated for cause, as defined, without incurring any continuing obligation.  The agreement provides for automatic extensions such that at any point in time, the remaining term of employment shall be one year.

Effective August 1, 2007, the Bank also entered into Special Termination Agreements with five other executive officers, which provide among other things, severance benefits upon termination of employment and termination by change in control.  However, such employment may be terminated for cause, as defined, without incurring any continuing obligation.  The term of the agreements continue until the occurrence of certain events specified in the agreements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12.	FAIR VALUE OF ASSETS AND LIABILITIES

Determination of fair value

The Bank uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.  In accordance with SFAS No. 157, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Fair value is best determined based upon quoted market prices.  However, in many instances, there are no quoted market prices for the Bank’s various financial instruments.  In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques.  Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows.  Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

Fair value hierarchy

The Bank groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 – Valuation is based on quoted prices in active markets for identical assets or liabilities.  Level 1 assets and liabilities generally include equity securities that are traded in an active exchange market.  Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities.

Level 2 – Valuation is based on observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.  Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FAIR VALUE OF ASSETS AND LIABILITIES (continued)

The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

Cash and cash equivalents and certificates of deposit:  The carrying amounts of these instruments approximate fair values.

Securities:  The securities measured at fair value in Level 1 are based on quoted market prices in an active exchange market. These securities include marketable equity securities, excluding the mutual fund.  Securities measured at fair value in Level 2 are based on pricing models that consider standard input factors such as observable market data, benchmark yields, interest rate volatilities, broker/dealer quotes, credit spreads and new issue data.  These securities include the mutual fund, government-sponsored enterprise obligations, corporate bonds and residential mortgage-backed securities.  Securities measured at fair value in Level 3 include all collateralized debt obligations.  Management determined that an orderly and active market for these securities did not exist based on a significant reduction in trading volume and widening spreads during the fiscal year.  The Bank estimates expected future cash flows discounted based on what management believes is representative of current market conditions. Factors in determining the discount include the current level of deferrals and/or defaults, changes in credit rating and the financial condition of the debtors within the underlying securities and broker quotes for securities with similar structure and credit risk.

Loans held for sale:  Fair values of loans held for sale are based on commitments on hand from investors or prevailing market prices.

Loans:  For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.  Fair values of all other adjustable rate loans, fixed-rate and non-performing loans are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.  Fair values of other loans (i.e. personal and secured loans) are based on carrying values due to the short-term nature of these loans.

Federal Home Loan Bank stock:  Federal Home Loan Bank stock is reflected at cost which approximates fair value, based on the redemption provisions of the Federal Home Loan Bank.

Accrued interest:  The carrying amounts of accrued interest approximate fair value.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Deposits:  The fair values for non-certificate accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts).  Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

FHLB advances:  The fair value of FHLB advances is estimated using discounted cash flow analyses based on the current FHLB borrowing rates for similar types of borrowing arrangements.

Off-balance-sheet instruments:  Fair values for off-balance-sheet lending commit-ments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties’ credit standing.  The fair value of these instruments is not material.

Assets measured at fair value on a recurring basis

Assets measured at fair value on a recurring basis at June 30, 2009 are summarized below:

	June 30, 2009
				Total
	Level 1	Level 2	Level 3	Fair Value

Securities available for sale	$979	$50,768	$-	$51,747

There were no liabilities measured at fair value on a recurring basis at June 30, 2009.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (continued)

Assets measured at fair value on a non-recurring basis

The Bank may also be required, from time to time, to measure certain other financial assets on a nonrecurring basis in accordance with generally accepted accounting principles.  These adjustments to fair value usually result from application of lower-of-cost-or-market accounting or write-downs of individual assets.  There were no liabilities measured at fair value on a non-recurring basis at June 30, 2009.  The following table summarizes the fair value hierarchy used to determine each adjustment and the carrying value of the related individual assets as of June 30, 2009.

				Year Ended
	June 30, 2009			June 30, 2009
				Total
	Level 1	Level 2	Level 3	Gains/(Losses)
	(In thousands)

Impaired loans	$-	$-	$5,315	$(1,344)

Losses applicable to charge-offs and valuation allowances on impaired loans are based on the appraised value of the underlying collateral discounted as necessary due to management’s estimates of changes in economic conditions.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

FAIR VALUE OF FINANCIAL INSTRUMENTS (concluded)

Summary of fair values of financial instruments

The estimated fair values and related carrying amounts of the Bank’s financial instruments are as follows.  Certain financial instruments and all nonfinancial instruments are excluded from disclosure requirements.  Accordingly, the aggregate fair value amounts presented herein may not necessarily represent the underlying fair value of the Bank.

	June 30, 2009		June 30, 2008
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value
	(In thousands)

Financial assets:
Cash and cash equivalents	$14,646	$14,646	$11,404	$11,404
Certificates of deposit	200	200	896	896
Securities available for sale	51,747	51,747	87,925	87,925
Securities held to maturity	30,389	1,787	32,870	25,642
Loans, net and loans held for sale	364,075	373,267	388,702	387,136
Federal Home Loan Bank stock	7,933	7,933	7,933	7,933
Accrued interest receivable	1,518	1,518	2,172	2,172

Financial liabilities:
Deposits	375,095	377,634	373,508	374,325
FHLB advances	92,950	94,687	148,597	153,548

13.	SUBSEQUENT EVENTS

General

Management has evaluated subsequent events through October 1, 2009, which is the date the financial statements were available to be issued.  Other then noted below, there were no subsequent events that required adjustment to or disclosure in the consolidated financial statements.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUBSEQUENT EVENTS (continued)

Cease and Desist Order

Effective July 13, 2009, the Bank entered into a formal Cease and Desist Order (the “Order”) with Federal Deposit Insurance Corporation (“FDIC”), and the Commissioner of Banks of the Commonwealth of Massachusetts (“Commissioner”), which shall remain in effect until modified or terminated by action of the FDIC and Commissioner.  The Order identifies certain deficiencies in the Bank’s policies and procedures for safe and sound banking practices.  The Order requires the Bank to, among other things, file updated progress plans with the FDIC and Commissioner within prescribed time periods; achieve and maintain certain minimum regulatory capital levels at further described below; develop, implement and comply with a capital plan; revise the Bank’s investment policy; formulate a plan to reduce classified assets; have and retain qualified management; develop an independent loan review program; develop a written profit plan; maintain an allowance for loan losses at a level in accordance with generally accepted accounting principles and regulatory policy statements; and adopt and implement a program that will provide for monitoring of the Bank’s compliance with this Order.  Failure to comply with this Order could have material adverse effects on the Bank.

Under the terms of the Order, the Bank is required to achieve and maintain the following minimum capital levels:

i.	Tier 1 capital of not less than seven percent (7.0%) of total assets;
ii.	Tier 1 risk-based capital of not less than eight percent (8.0%) of total risk-weighted assets; and
iii.	Total risk-based capital of not less than ten percent (10%) of total risk-weighted assets.

If after achieving any of these minimum capital levels, in the event any such ratio falls below the established minimum, the Bank is required to notify the FDIC and the Commissioner and, within sixty days thereafter, submit a plan for increasing such capital ratio up to or in excess of an amount sufficient to comply with these capital requirements.

The Bank has filed a capital plan with its regulators outlining its plans for attaining the required levels of regulatory capital and the regulators have accepted this plan.  Failure to meet the capital requirements targets included in the capital plan would expose the Bank to regulatory sanctions that may include restrictions on operations and growth, mandatory asset dispositions, and seizure.

MT. WASHINGTON CO-OPERATIVE BANK AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)

SUBSEQUENT EVENTS (concluded)

Merger agreement

On July 20, 2009, the Bank signed a definitive merger agreement with Meridian Interstate Bancorp, Inc. (“Meridian”), the holding company for East Boston Savings Bank.  Under the terms of the merger agreement, the Bank will merge with and into East Boston Savings Bank, with East Boston Savings Bank surviving the merger.  If the merger is not consummated under certain circumstances, the Bank has to pay Meridian a termination fee of $200,000 plus reasonable out-of-pocket expenses incurred by Meridian.  The merger is subject to regulatory approvals and other customary closing conditions.